Exhibit 99(h)(3)(ii)


                     AMENDMENT TO FIRST AMENDED AND RESTATED
                            MASTER SERVICES AGREEMENT


          AMENDMENT made as of the 4th day of June, 2007, between BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219 and each entity that is party to the Agreement (defined below) and this Amendment, as listed on the signature page hereto (each, a "COMPANY"), to that certain First Amended and Restated Master Services Agreement, dated July 1, 2005, between each Company and BISYS (as amended and in effect on the date hereof, the "Agreement"). This Amendment shall be considered a separate agreement between BISYS and each Company, and references to the "the Company", etc. shall refer to each Company separately. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

          WHEREAS, pursuant to the Agreement, BISYS performs certain transfer agency, fund accounting and certain other services for the Company and each investment portfolio of the Company existing or as may be established from time to time (each portfolio, a "Fund" and collectively, the "Funds");

          WHEREAS, BISYS and the Company wish to enter into this Amendment to the Agreement in order to extend the term of the Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and BISYS hereby agree as follows:


1.        AMENDMENTS.

          (a) Section 6 of the Agreement shall be amended by deleting the date March 31, 2006, and replacing it with the date "December 31, 2008".

          (b) Section 6 shall be further amended by adding at the end of the first sentence of the second paragraph the following:

               "or (e) the sale or transfer of a controlling interest in, or the sale or transfer of all or substantially all of the assets of BISYS or its parent company, (with the 60 day termination notice described above to be provided within 90 days after the terminating party receives notice of the closing of such sale or transfer); PROVIDED HOWEVER, that, "cause" shall not in any event include the sale or transfer of a controlling interest in, or of all or substantially all of the assets in BISYS to Citigroup, Inc."


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2.        REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents (i) that it has full power and authority to enter into and perform this Amendment, (ii) that the transactions contemplated by this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Directors of the Company (the "Board"), and (iii) that the Board has approved the transactions contemplated by this Amendment.

          (b) BISYS represents that it has full power and authority to enter into and perform this Amendment.

3.        EFFECTIVE DATE.

          The effective date of this Amendment shall be April 1, 2007.

4.        MISCELLANEOUS.

          (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

          (b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

          (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

          (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.


                            [SIGNATURE PAGE FOLLOWS]

                                  *  *  *  *  *


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


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.


                                                 HSBC INVESTOR FUNDS TRUST

                                                 By: /s/ Richard A. Fabietti
                                                     ---------------------------
                                                 Name: Richard A. Fabietti
                                                 Title:   President


                                                 HSBC ADVISOR FUNDS TRUST

                                                 By: /s/ Richard A. Fabietti
                                                     ---------------------------
                                                 Name: Richard A. Fabietti
                                                 Title:  President


                                                 HSBC INVESTOR PORTFOLIOS

                                                 By: /s/ Richard A. Fabietti
                                                     ---------------------------
                                                 Name: Richard A. Fabietti
                                                 Title:   President


                                                 BISYS FUND SERVICES OHIO, INC.

                                                 By: /s/ Fred Naddaff
                                                     ---------------------------
                                                 Name: Fred Naddaff
                                                 Title:  President